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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549





                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934





        Date of Report (Date of earliest event reported): AUGUST 31, 2001



                         FIRST SOUTHERN BANCSHARES, INC.
             (Exact name of registrant as specified in its charter)




Delaware                          0-25478                 63-1133624
(State or other jurisdiction    (Commission             (IRS Employer
 of incorporation)              File Number)            Identification Number)

            102 SOUTH COURT STREET, FLORENCE, ALABAMA             35630
            (Address of principal executive offices)              (Zip Code)

       Registrant's telephone number, including area code: (256) 764-7131

                                       N/A
          (Former name or former address, if changed since last report)






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ITEM 5.   OTHER EVENTS

On August 31, 2001, First Southern Bancshares, Inc., the holding company for First Southern Bank in Florence, Alabama, issued a press release in which it announced that it has sold 158,091 shares of its Series A preferred stock and 35,545 shares of its Series B preferred stock for an aggregate of $4,260,000, in a private placement of its stock to a limited number of accredited investors. A copy of the certificates of designation for the Series A preferred stock and the Series B preferred stock are filed hereto as Exhibits 4.1 and 4.2, respectively. A copy of the press release is filed as Exhibit 99 hereto, and incorporated herein by reference.

The Corporation has extended the offering of the preferred stock until the earlier of September 25, 2001 or at such time as all of the offered shares have been sold. This report does not constitute an offer to sell or a solicitation of an offer to buy the Series A preferred stock or the Series B preferred stock. The offering of the preferred stock has not been registered under the Securities Act of 1933, as amended, or applicable state securities laws. The preferred stock may not be offered or sold in the United States or to U.S. persons except pursuant to exemptions from the registration requirements of such laws.


ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

      (c)   Exhibits:

Exhibit
Number            Description of Exhibit
------            ----------------------

4.1               Series A Preferred Stock Certificate of Designation

4.2               Series B Preferred Stock Certificate of Designation

99                Press release issued by First Southern Bancshares, Inc. on
                  August 31, 2001.


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                                    SIGNATURE


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   August 31, 2001

                                   FIRST SOUTHERN BANCSHARES, INC.


                                   By: /s/ Robert C. Redd
                                       -----------------------------------------
                                           Robert C. Redd
                                           President and Chief Executive Officer





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                                  EXHIBIT INDEX


Exhibit
Number      Description of Exhibit

4.1         Series A Preferred Stock Certificate of Designation
4.2         Series B Preferred Stock Certificate of Designation
99          Press release issued by First Southern Bancshares, Inc., on
            August 31, 2001.




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